                                                                     EXHIBIT 5.1

                       [HOGAN & HARTSON L.L.P. LETTERHEAD]


                               February 28, 2001


Board of Directors
UTI Corporation
200 W. 7th Avenue
Collegeville, PA 19426

Gentlemen:


         We are acting as counsel to UTI Corporation, a Maryland corporation (the "Company"), in connection with its registration statement on Form S-1, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to 7,187,500 shares of the Company's common stock, par value $0.01 per share, all of which shares (the "Shares") are to be sold by the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.


         For purposes of this opinion letter, we have examined copies of the following documents:

         1.       An executed copy of the Registration Statement.

         2. A form of the Articles of Amendment and Restatement of the Company, to be filed with and approved for record in the Maryland State Department of Assessments and Taxation ("SDAT"), and as certified by the Secretary of the Company on the date hereof as having been approved by the Board of Directors of the Company for filing with SDAT prior to the closing of the Company's proposed initial public offering and as being complete, accurate, and in effect (the "Charter").

         3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as having been approved by the Board of Directors of the Company and as being complete accurate and in effect (the "Bylaws").

         4. The proposed form of Underwriting Agreement among the Company and the several Underwriters to be named therein, for whom Credit Suisse First Boston Corporation, Banc of America Securities LLC, Lehman Brothers Inc. and Salomon Smith Barney Inc. will act as representatives, filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement").

         5. Resolutions of the Board of Directors of the Company adopted at meetings held on December 21, 2000 and January 31, 2001, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith, the adoption of the Charter and the adoption of the Bylaws.

         6. The Company's Articles of Incorporation as filed with the Maryland SDAT on December 14, 2000.

         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         This opinion letter is based as to matters of law solely on the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Maryland General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

         Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) execution, acknowledgement and filing of the Charter with the SDAT and approval for record of the Charter by the SDAT, (ii) execution and delivery by the Company of the Underwriting Agreement, (iii) effectiveness of the Registration Statement, (iv) issuance of the Shares pursuant to the terms of the Underwriting Agreement, and (v) receipt by the Company of the consideration for the Shares specified in the Underwriting Agreement and the resolutions of the Board of Directors and the Pricing Committee of the Board of Directors, the Shares will be validly issued, fully paid, and nonassessable.

         This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                                Very truly yours,


                                                /s/ HOGAN & HARTSON L.L.P.

                                                HOGAN & HARTSON L.L.P.



                                       2